EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

The undersigned hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the report of the undersigned dated December 23, 2003, relating to the financial statements of Arrowhead Research Corporation, which appears in the Annual Report on Form 10-KSB of Arrowhead Research Corporation for the year ended September 30, 2003.

/s/ Kevin Breard, CPA

KEVIN BREARD, CPA, AN ACCOUNTANCY CORPORATION

Northridge, California

October 26, 2004